URGENT NOTICE

VALUE LINE SMALL CAP OPPORTUNITIES FUND, INC

VALUE LINE ASSET ALLOCATION FUND, INC.

SPECIAL SHAREHOLDER MEETING

ADJOURNED UNTIL

MARCH 31, 2014

Dear Shareholder:

We have not yet received your vote regarding several important matters that affect your Fund.

Without your vote, the Funds have not yet reached a quorum. The meeting has been adjourned to allow shareholders more time to submit their voting instructions and reach quorum. The adjourned meeting will be held on March 31, 2014 at 2:30 p.m. Eastern time.

Your vote is still very important regardless of the number of shares you own! Voting today can save your Fund the expense of additional solicitation for proxies to achieve quorum.

The Board of Directors/Trustees recommends that you vote in FAVOR of all proposals.

We urge you to take a moment to vote the enclosed proxy by following the instructions on your ballot or by calling 1-855-520-7715.

This letter was sent to you because you held shares in the Fund on the record date and we have not yet received your vote.

PLEASE VOTE TODAY BY CALLING US TOLL FREE AT 1-855-520-7715

Please take the time now to cast your vote and help limit any unnecessary communications with shareholders and additional expenses in connection with this proxy solicitation.

Thank you for voting!